UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2011

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

(515) 284-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Meredith Corporation (the “Company”) is filing this Amendment on Form 8-K/A to the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 14, 2011 (the “Original Report”) to disclose the Company's decision regarding the frequency with which it will hold a non-binding shareholder advisory vote on the compensation of its named executive officers. No other changes have been made to the Original Report.

Item 5.07    Submission of Matters to a Vote of Security Holders

At the Company's Annual Meeting of Shareholders held on November 9, 2011, the Company's shareholders voted on a proposal to approve, on an advisory basis, the frequency with which the Company will conduct future advisory votes on named executive officer compensation. As previously reported in the Original Report, a majority of the votes cast by the shareholders were voted in favor of conducting future advisory votes on named executive officer compensation every year. Based on these results and in accordance with the Board of Directors' recommendation, the Company has decided to hold an advisory vote on named executive officer compensation annually until the next advisory vote on the frequency of such votes on named executive officer compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEREDITH CORPORATION Registrant

/s/ John S. Zieser
John S. Zieser Chief Development Officer, General Counsel and Secretary

Date: January 31, 2012